UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2011, Zalicus Pharmaceuticals Ltd. ("Zalicus Canada"), the Canadian subsidiary of Zalicus Inc., entered into a Sublease Renewal Agreement with Discovery Parks Incorporated (the "Sublease Renewal"). Under the terms of the Sublease Renewal, Zalicus Canada will continue to sublease its existing laboratory and office space in Vancouver, British Columbia, Canada through December 31, 2012. Under the Sublease Renewal, Zalicus Canada has the option to extend the sublease through December 31, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2010, Zalicus Inc. ("Zalicus") entered into a loan and security agreement (the "Loan and Security Agreement") with Oxford Finance Corporation (together with its successors and assigns, the "Lender") pursuant to which the Lender agreed to lend Zalicus up to $20.0 million. Upon entering into the Loan and Security Agreement, Zalicus borrowed $3.0 million from the Lender ("Term Loan A") and on June 27, 2011 borrowed and additional $8.5 million from the Lender ("Term Loan B"). Under the terms of the Loan and Security Agreement, Zalicus could, in its sole discretion, borrow from the Lender up to an additional $8.5 million, at any time on or before January 15, 2012.

On December 16, 2011, Zalicus borrowed an additional $8.5 million ("Term Loan C") from the Lender under the terms of the Loan and Security Agreement. Zalicus is required to pay interest only on Term Loan C on a monthly basis through and including July 1, 2012. Beginning August 1, 2012, through the maturity of Term Loan C, Zalicus will be required to make payments of outstanding principal and interest on Term Loan C in 36 equal monthly installments. The interest rate on Term Loan C, as provided in the Loan and Security Agreement, is fixed at 10.51% per year.

Upon the closing of Term Loan C, in accordance with the terms of the Loan and Security Agreement, Zalicus issued to the Lender warrants (the "Warrants") exercisable for an aggregate of 224,235 shares of Zalicus common stock with an exercise price of $1.14 per share. The Warrants will terminate on the earlier of December 22, 2017 and the closing of a merger or consolidation transaction in which Zalicus is not the surviving entity.

The descriptions of the Loan and Security Agreement and Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan and Security Agreement and form warrant, attached as Exhibits 10.1 and 4.1, respectively, to the Form 8-K filed on December 23, 2010 which are incorporated herein by reference.

Item 8.01. Other Events.

  On December 19, 2011, Zalicus issued a press release announcing the initiation of a Phase 1 clinical trial evaluating Z944, a novel oral T-type calcium channel blocker. The full text of Zalicus's press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
99.1	Press release of Zalicus Inc. dated December 19, 2011.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Justin A. Renz
Name: Justin A. Renz
Title: Senior Vice President, CFO and
Treasurer
Dated: December 19, 2011

Index to Exhibits
Exhibit No.	Description
99.1	Press release of Zalicus Inc. dated December 19, 2011.